Exhibit (i)



                              GODFREY & KAHN, S.C.
                                ATTORNEYS AT LAW
                             780 NORTH WATER STREET
                           MILWAUKEE, WISCONSIN 53202
                     PHONE (414) 273-3500 FAX (414) 273-5198

                                 April 27, 2001


Baird Funds, Inc.
777 E. Wisconsin Avenue
Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

                  We consent to the incorporation by reference in this Registration Statement of our opinion for the Baird Horizon Growth, Baird Intermediate Bond, Baird Core Bond, Baird Aggregate Bond, Baird Short-Term Bond and Baird Intermediate Municipal Bond Funds dated September 14, 2000 and our opinion for the Baird MidCap Fund dated December 29, 2000. In giving this consent, however, we do not admit that we are "experts" within the meaning of
Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                                        Very truly yours,

                                                        /s/ Godfrey & Kahn, S.C.
                                                        ------------------------
                                                            GODFREY & KAHN, S.C.